UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2024
Crown Electrokinetics Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-39924	47-5423944
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
1110 NE Circle Blvd.
Corvallis, Oregon 97330
(Address of principal executive offices and zip code)
(458) 212-2500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CRKN	NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 31, 2024, Crown Electrokinetics Corp. (the “Company”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Liqueous, LP (“Liqueous”), whereby the Company has the right, but not the obligation, to sell to Liqueous, and Liqueous is obligated to purchase, up to an aggregate of $100 million of newly issued shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”).

The Company does not have a right to commence any sales of Common Stock to Liqueous under the Purchase Agreement until the time when all of the conditions to the Company’s right to commence sales of Common Stock to Liqueous set forth in the Purchase Agreement have been satisfied, including that a registration statement of such shares is declared effective by the SEC and the final form of prospectus is filed with the Securities and Exchange Commission (the “Commencement Date”). Over the 24-month period from and after the Commencement Date, the Company will control the timing and amount of any sales of Common Stock to Liqueous. Actual sales of shares of Common Stock to Liqueous under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for our company and our operations.

The purchase price of the shares of Common Stock that the Company elects to sell to Liqueous pursuant to the Purchase Agreement will be equal to ninety-seven percent (97.0%) of the lowest daily VWAP during the two business days prior to the date the Company delivers a notice to Liqueous. There is no upper limit on the price per share that Liqueous could be obligated to pay for the Common Stock under the Purchase Agreement.

Under the applicable Nasdaq rules, in no event may the Company issue to Liqueous under the Purchase Agreement more than the Exchange Cap equal to 19.99% of the total number of our shares of Common Stock issued and outstanding immediately prior to the execution of the Purchase Agreement), unless the Company obtains stockholder approval to issue shares of Common Stock in excess of the Exchange Cap, which the Company received at its Annual Meeting of Stockholders held on June 14, 2024. In any event, the Purchase Agreement provides that the Company may not issue or sell any shares of Common Stock under the Purchase Agreement if such issuance or sale would breach any applicable Nasdaq rules. The Purchase Agreement prohibits the Company from directing Liqueous to purchase any shares of Common Stock if those shares, when aggregated with all other shares of Common Stock then beneficially owned by Liqueous (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder), would result in Liqueous beneficially owning more than 4.99% of the outstanding Common Stock of the Company.

The Purchase Agreement does not require the Company to issue any shares of Common Stock to Liqueous as a commitment fee.

In addition, in connection with the Purchase Agreement, the Company and Liqueous entered into a Registration Rights Agreement (the “Registration Rights Agreement”) whereby the Company agreed to file a registration statement registering the resale of the maximum number of Shares as shall be permitted be applicable law within 30 days following the date of the Registration Rights Agreement. The Company agreed to use its commercially reasonable efforts to have the registration statement declared “effective” within the earlier of 90 calendar days from the date of the Registration Rights Agreement and 45 calendar days from the date of the Registration Rights Agreement if the Company is notified (orally or in writing, whichever is earlier) by the Securities and Exchange Commission that such registration statement will not be reviewed or will not be subject to further review.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

The foregoing description of the Purchase Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of each of the Purchase Agreement and the Registration Rights Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1	Common Stock Purchase Agreement, dated August 31, 2024, by and between Crown Electrokinetics Corp. and Liqueous, LP
10.2	Registration Rights Agreement, dated August 31, 2024, by and between Crown Electrokinetics Corp. and Liqueous, LP
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 15, 2024

CROWN ELECTROKINETICS CORP.

By:	/s/ Doug Croxall
	Name:	Doug Croxall
	Title:	Chief Executive Officer